February 17, 2021

FOR ADDITIONAL INFORMATION

Media	Investors
Ken Stammen	Randy Hulen
Corporate Media Relations	VP, Investor Relations and Treasurer
(614) 460-5544	(219) 647-5688
kstammen@nisource.com	rghulen@nisource.com

NiSource Reports 2020 Results

•Safety and asset modernization, renewable generation transition and continued customer affordability remain top priorities
•2021 non-GAAP earnings guidance and Investor Day commitments reaffirmed
•Generation transition advances with first two Indiana wind projects completed
•Steps completed to reposition company to execute on long-term growth opportunities

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced, on a GAAP basis, net income available to common shareholders for the three months ended December 31, 2020 of $70.7 million, or $0.18 per share, compared to a net loss available to common shareholders of $153.0 million, or $0.41 per share, for the same period of 2019. For the 12 months ended December 31, 2020, NiSource’s GAAP net loss available to common shareholders was $72.7 million, or $0.19 per share, compared to net income available to common shareholders of $328.0 million, or $0.88 per share, for the same period of 2019.

NiSource also reported non-GAAP net operating earnings available to common shareholders of $130.1 million, or $0.34 per share, for the three months ended December 31, 2020, compared to non-GAAP net operating earnings available to common shareholders of $169.6 million, or $0.45 per share, for the same period of 2019. For the 12 months ended December 31, 2020, NiSource’s non-GAAP net operating earnings available to common shareholders was $507.5 million, or $1.32 per share, compared to $494.7 million, or $1.32 per share, for the same period of 2019. Schedule 1 of this press release contains a complete reconciliation of GAAP measures to non-GAAP measures.

NiSource's GAAP results for the 12 months ended December 31, 2020, includes a $243.5 million loss on early extinguishment of long-term debt and a $412.4 million loss due to the re-classification of Columbia Gas of Massachusetts’ assets as held for sale resulting from the February 2020 agreement to sell these assets to Eversource Energy (NYSE: ES). This sales transaction closed on October 9, 2020.

"2020 was a year like no other, but the NiSource team remained focused on our core mission of delivering safe, reliable energy service to our customers and the communities we serve throughout the COVID-19 pandemic, while at the same time completing steps to reposition the company to execute on significant long term growth opportunities," said NiSource President and CEO Joe Hamrock. "Our 2020 financial and operational results reflect the resiliency of the business, and we continued to execute on our safety and asset modernization programs as well as our electric generation transition strategy. In Indiana, we completed two wind power projects in December, and we continue to expect that our infrastructure and generation investments will drive compound annual growth of 7 to 9 percent in net operating earnings per share from 2021 through 2024 while reducing greenhouse gas emissions 90 percent by 2030."

NiSource achieved a number of key milestones in 2020:

•Maintained safe, reliable service while supporting customers with payment flexibility through the COVID pandemic
•Invested $1.7 billion in its gas & electric utilities, including replacement of 274 miles of priority pipe, 37 miles of underground electric cable and 1,380 electric poles
•Advanced and matured its Safety Management System (SMS) and safety enhancement initiatives
•Completed the sale of the Columbia Gas of Massachusetts business to Eversource
•Made significant progress on its electric generation transition with two wind projects completed, and regulatory approval received for three other renewable projects
•Lowered the weighted average interest rate on its long-term debt by more than 60 basis points and enhanced liquidity through the COVID-19 pandemic
•Launched the transformative NiSource Next initiative to build organizational capabilities, support safety investments and enhance efficiency
•Provided investors a new infrastructure investment-driven long-term growth plan through 2024, including $1.8 - $2 billion in renewable generation investments
•Made additional progress on its sustainability strategy, earning a spot on the Dow Jones Sustainability North America Index for the seventh straight year
•Continued its strong customer growth across its diverse six-state footprint, with over 30,000 net new gas customers added

2021 and Long-Term Financial Commitments Reaffirmed

NiSource is reaffirming its 2021 non-GAAP net operating earnings guidance in the range of $1.28 to $1.36 per share. The company expects to make capital investments of $1.9 billion to $2.1 billion in 2021.

As outlined at its 2020 Investor Day, NiSource continues to expect to grow its net operating earnings per share by 7 to 9% on a compound annual growth rate basis from 2021 through 2024, including near-term annual growth of 5 to 7% through 2023. NiSource expects to make growth, safety and modernization investments of $1.9 to $2.2 billion annually through 2024, as well as a total of $1.8 to $2.0 billion of investments in renewable generation assets. These investments are expected to drive compound annual rate base growth of 10 to 12% through 2024.

NiSource remains committed to maintaining its current investment-grade credit ratings. The company has investment-grade ratings with Fitch Ratings (BBB), Moody's (Baa2) and Standard & Poor's (BBB+). As of December 31, 2020, NiSource had approximately $1.7 billion in net available liquidity, consisting of cash and available capacity under its credit facility and accounts receivable securitization programs.

NiSource reminds investors that it does not provide a GAAP equivalent of its earnings guidance due to the impact of unpredictable factors such as fluctuations in weather, asset sales and impairments, and other items included in GAAP results.

System-wide Safety Enhancements Update

The Safety Management System (SMS) transitioned in 2020 from an accelerated project launch to an established operating model within NiSource. With the continued support and advice from the independent Quality Review Board, the company is continuing to mature its SMS processes, capabilities and talent as it collaborates within and across industries to enhance safety and reduce operational risk. Safety milestones in 2020 include:

•Successfully deployed automatic shutoff device and remote monitoring, with 70% of low pressure systems now protected
•Began implementing and aligning SMS within the electric segment
•Launched mobile gas leak detection pilot projects and implemented a service line mapping strategy to enhance records quality across the footprint
•Added clearances and other layers of protection to critical field operating activities
•The final safety recommendation around emergency preparedness and response was closed by the National Transportation Safety Board
•Earned ISO 9001 certification for both the NiSource gas meter shops and the fabrication facility, a strong first step in a continuing quality effort

"SMS is built on our culture of empowering everyone to report and identify risk including the authority to stop work whenever necessary, enhancing process safety with layers of protection and building accountability for effective asset management to reduce risk," Hamrock said.

Fourth Quarter 2020 and Recent Business Highlights

Electric Operations
Northern Indiana Public Service Company (NIPSCO) continues to execute on an electric generation transition consistent with the preferred pathway from its 2018 Integrated Resource Plan, which outlines plans to retire nearly 80% of its remaining coal-fired generation by 2023, and retire all coal generation by the end of 2028, to be replaced by lower-cost, reliable and cleaner options. The plan is expected to be a key element of a 90% reduction in NiSource's greenhouse gas emissions by 2030 compared with 2005 levels, and to save NIPSCO electric customers more than $4 billion over 30 years.
NIPSCO expects to make $1.8 to $2.0 billion of renewable generation investments and has executed agreements representing approximately $1.25 billion of this anticipated investment. The remaining investments focused on additional solar capacity are in advanced commercial negotiations. Half of the capacity in the replacement plan is targeted to be owned by joint ventures that will include NIPSCO and tax-equity partners as the members. The remaining new capacity is expected to be primarily in the form of power purchase agreements (PPAs). The planned retirement of the Michigan City Generating Station could create additional NIPSCO capital investment opportunities.

Recent electric operations highlights include:
•NIPSCO completed its Rosewater joint venture and Jordan Creek PPA wind projects in December 2020. Construction continues on the Indiana Crossroads joint venture wind project, which is expected to go into service by the end of 2021.
•The Indiana Utility Regulatory Commission (IURC) in January 2021 approved two NIPSCO solar PPAs with NextEra Energy Resources (NextEra) as developer — Brickyard and Greensboro. These projects have a combined nameplate capacity of 300 megawatts and 30 megawatts of storage.
•In November 2020, NIPSCO filed applications with the IURC for approval of the Dunns Bridge I, Dunns Bridge II and Cavalry joint venture solar projects. In October 2020, NIPSCO finalized build transfer agreements with NextEra for these solar and storage facilities, which are expected to be operational in 2022 and 2023. NextEra will construct the projects, and NIPSCO will enter into joint ventures to own, operate and maintain some facets of these assets once construction is complete. An IURC order is expected in the second quarter of 2021.
•In December 2020, NIPSCO announced a long-term PPA with the clean energy infrastructure business of Capital Dynamics to develop Gibson Solar, a 280 megawatt solar project in Gibson County, Indiana. NIPSCO filed an application with the IURC for approval of this project in January 2021. Construction is expected to begin in 2022, with commercial operations to begin in 2023. Also in December 2020, NIPSCO filed an application with the IURC for approval of the Green River Solar PPA in Kentucky.
•NIPSCO continues to execute on its seven year electric infrastructure modernization program, which includes enhancements to its transmission and distribution system designed to enhance safety and reliability. The program, originally approved by the IURC in 2016, includes approximately $1.2 billion in electric infrastructure improvements expected to be made through 2022. The company's latest tracker update request, covering $122.3 million in incremental capital investments made from July 2019 through July 2020, was approved by the IURC on January 27, 2021, with rates effective in February 2021.

Gas Distribution Operations
•The Maryland Public Service Commission in November 2020 approved a settlement in the Columbia Gas of Maryland base rate case request. The approved settlement supports further upgrading and replacement of the company's underground natural gas pipelines and provides for an annual revenue increase of $3.3 million, including $1.3 million of current tracker revenue. New rates went into effect in December 2020.
•Columbia Gas of Pennsylvania’s base rate case remains pending before the Pennsylvania Public Utility Commission. The request, as modified on December 22, 2020, seeks an annual revenue increase of $76.8 million to invest in, modernize and upgrade the company’s existing natural gas distribution system as well as maintain the continued safety of the system. An order is expected in the first quarter of 2021, with new rates retroactive to January 23, 2021.
•NIPSCO continues to execute on its long-term gas modernization program, which includes nearly $950 million in capital investments to be made through 2025 and recovered through semi-annual adjustments to the gas Transmission, Distribution and Storage Improvement Charge (TDSIC) tracker. On December 23, 2020, the IURC approved NIPSCO's latest tracker update request covering $26 million in incremental capital investments made between January 2020 and June 2020. New rates took effect in January 2021.

Additional information for the year ended December 31, 2020, is available on the Investors section of www.nisource.com, including segment and financial information and our presentation to be discussed at the company's fourth quarter 2020 earnings conference call scheduled for February 17, 2021 at 11:00 a.m. ET.

About NiSource
NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.2 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 7,500 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource is a member of the Dow Jones Sustainability - North America Index and the Bloomberg Gender Equality Index and has been named by Forbes magazine among America's Best Large Employers since 2016. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at www.nisource.com. Follow us at www.facebook.com/nisource, www.linkedin.com/company/nisource or www.twitter.com/nisourceinc. NI-F

Forward-Looking Statements
This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among other things, our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; potential cyber-attacks; any damage to our reputation; any remaining liabilities or impact related to the sale of Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the impacts of climate change and extreme weather conditions; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; adverse economic and capital market conditions or increases in interest rates; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Item 1, “Business,” Item 1A, “Risk Factors” and Part II. Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the company's annual report on Form 10-K for the year ended December 31, 2020, some of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Regulation G Disclosure Statement
This press release includes financial results and guidance for NiSource with respect to net operating earnings available to common shareholders, which is a non-GAAP financial measure as defined by the Securities and Exchange Commission’s (SEC) Regulation G. The company includes this measure because management believes it permits investors to view the company’s performance using the same tools that management uses and to better evaluate the company’s ongoing business performance. With respect to such guidance, it should be noted that there will likely be a difference between this measure and its GAAP equivalent due to various factors, including, but not limited to, fluctuations in weather, the impact of asset sales and impairments, and other items included in GAAP results. The company is not able to estimate the impact of such factors on GAAP earnings and, as such, is not providing earnings guidance on a GAAP basis. In addition, the company is not able to provide a reconciliation of its non-GAAP net operating earnings guidance to its GAAP equivalent without unreasonable efforts.

Schedule 1 - Reconciliation of Consolidated Net Income (Loss) Available to Common Shareholders to Net Operating Earnings Available to Common Shareholders (Non-GAAP) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

(in millions, except per share amounts)	2020	2019	2020	2019
GAAP Net Income (Loss) Available to Common Shareholders	$70.7	$(153.0)	$(72.7)	$328.0
Adjustments to Operating Income (Loss):
Operating Revenues:
Weather - compared to normal	8.0	(11.8)	24.0	(24.8)
Massachusetts Business transaction revenue(1)	(9.0)	—	(9.0)	—
Operating Expenses:
Greater Lawrence Incident(2)	1.3	(54.2)	16.7	(233.6)
Plant retirement costs(3)	—	—	4.6	—
NiSource Next initiative(4)	19.2	—	45.8	—
Massachusetts Business sale related amounts(5)	18.9	414.5	400.3	414.5
Loss (Gain) on sale of assets, net	(1.4)	0.1	(1.8)	—
Total adjustments to operating income (loss)	37.0	348.6	480.6	156.1
Other Income (Deductions):
Loss on early extinguishment of long-term debt(6)	0.1	—	243.5	—
Income Taxes:
Tax effect of above items(7)	(10.4)	(90.5)	(191.8)	(38.2)
Income taxes - discrete items(8)	32.7	64.5	47.9	48.8
Total adjustments to net income (loss)	59.4	322.6	580.2	166.7
Net Operating Earnings Available to Common Shareholders (Non-GAAP)	$130.1	$169.6	$507.5	$494.7
Basic Average Common Shares Outstanding	387.0	377.2	384.3	374.6
GAAP Basic Earnings (Loss) Per Share	$0.18	$(0.41)	$(0.19)	$0.88
Adjustments to basic earnings (loss) per share	0.16	0.86	1.51	0.44
Non-GAAP Basic Net Operating Earnings Per Share	$0.34	$0.45	$1.32	$1.32
(1)Represents certain reimbursed costs for services rendered as part of the sale of the Massachusetts Business to Eversource that occurred on October 9, 2020.
(2)Represents costs incurred for estimated third-party claims and related other expenses as a result of the Greater Lawrence Incident, net of insurance recoveries recorded.
(3)Represents costs incurred in connection with the planned retirement of the Schahfer Generating Station. Includes costs for write downs of certain capital projects and materials and supplies inventory balances.
(4)Represents incremental severance and third-party consulting costs incurred in connection with the NiSource Next initiative.
(5)2020 represents third-party consulting costs incurred for the separation and transition of the Massachusetts Business and the loss on sale to Eversource, offset by depreciation and amortization expense that was ceased for GAAP purposes as a result of classifying the Massachusetts Business as held for sale. 2019 represents a non-cash impairment of the Columbia of Massachusetts franchise rights and of the goodwill attributable to Columbia of Massachusetts as a result of the announced sale to Eversource.
(6)Represents non-recurring costs incurred for the early redemption of $1,603.6 million in long-term notes, consisting primarily of early redemption premiums.
(7)Represents income tax expense calculated using the statutory tax rates by legal entity.
(8)2020 represents non-deductible fines and penalties related to Greater Lawrence Incident and tax discrete adjustments in connection with the sale of the Massachusetts Business, including (i) deferred taxes on a TCJA regulatory liability divested, (ii) consolidated state deferred taxes and (iii) associated valuation allowance related to state net operating loss carryforward. 2019 represents (i) the non-deductible goodwill impairment, (ii) non-deductible fines and penalties and (iii) adjustments to consolidated state deferred taxes, all related to the Greater Lawrence Incident.